                           R.F. MANAGEMENT CORP.
                     COMPUTATION OF PER SHARE EARNINGS
                                (Unaudited)
                                                               Exhibit 11.1


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

                                          For the Nine Months                For the Three Months
                                             Ended June 30,                     Ended June 30,
                                    ----------------------------  ---------------------------------

                                           1996         1995             1996              1995
                                    ---------------  -----------  ---------------  ----------------
NET LOSS                            $      (681,447) $   (23,211) $      (201,941) $        (21,381)
                                    ===============  ===========  ===============  ================

PRIMARY
   Weighted average shares                3,327,500    2,350,000        3,327,500         2,350,000
   Assumed conversions
      A warrants and B warrants              19,627        -                -                 -
                                    ---------------  -----------  ---------------  ----------------

         Total weighted average
            shares outstanding            3,347,127    2,350,000        3,327,500         2,350,000
                                    ===============  ===========  ===============  ================

     Earnings (loss) per share
      amounts                       $         (0.20) $     (0.01) $         (0.06) $          (0.01)
                                    ===============  ===========  ===============  ================

FULLY DILUTED
   Weighted average shares                3,327,500    2,350,000        3,327,500         2,350,000
   Assumed conversions
      A warrants and B warrants           1,955,000        -            1,955,000             -
                                    ---------------  -----------  ---------------  ----------------

         Total weighted average
            shares outstanding            5,282,500    2,350,000        5,282,500         2,350,000
                                    ===============  ===========  ===============  ================

     Earnings (loss) per share
       amounts                      $         (0.13) $     (0.01) $         (0.04) $          (0.01)
                                    ===============  ===========  ===============  ================
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